UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2009

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, the Human Resources and Compensation Committee of the board of directors (the "Committee") of Dollar Financial Corp. (the "Company") approved the Company’s entry into an employment agreement with Jeffrey Weiss, our Chairman and Chief Executive Officer (the "Weiss Agreement"), pursuant to which Mr. Weiss will continue to serve as the Chief Executive Officer of the Company. As of its effective date, October 30, 2009, the Weiss Agreement will replace the employment agreement, as amended, by and among the Company, Dollar Financial Group, Inc. and Mr. Weiss that had been in effect (the "Prior Agreement"). The Committee received advice from a nationally recognized independent compensation consultant in connection with the Weiss Agreement.

Under the terms of the Weiss Agreement, Mr. Weiss will receive an annual base salary of $985,000 and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, as determined by the Committee, equal to 125% of his base salary (with the ability to receive a maximum bonus of 175% of his base salary). As was provided in the Prior Agreement, in November 2009, Mr. Weiss will be entitled to receive an annual equity award in the form of either options to purchase shares of the Company’s common stock or restricted shares of common stock, as determined by the Committee in its discretion, having value equal to 100% of the annual bonus earned for the Company’s fiscal year ended June 30, 2009. The number of options or restricted shares subject to this equity award will be determined in accordance with generally accepted accounting principles. This equity award will vest in equal annual installments over three years, subject to acceleration to pay taxes on the equity award and in the event Mr. Weiss’ employment is terminated without cause, for good reason or as a result of his death, disability, Retirement or Delayed Retirement (all as defined in the Weiss Agreement).

As was provided in the Prior Agreement, in recognition of Mr. Weiss’ service on the Company’s board of directors, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to the Company, Mr. Weiss will continue to be entitled to receive a supplemental retirement benefit (referred to in the Weiss Agreement as the "Capstone Award") upon certain qualifying terminations of Mr. Weiss’s employment. The Capstone Award is a lump-sum payment which is the actuarial equivalent of an annual benefit of $300,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing the month that follows the applicable vesting date and a $150,000 annual survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. Pursuant to the terms of the Weiss Agreement, an additional supplemental retirement benefit (the "Incremental Capstone") can be earned for each of the Company’s fiscal years ending June 30, 2010 and June 30, 2011, if Mr. Weiss remains continuously employed by the Company through such date(s) and his employment terminates by reason of Delayed Retirement, he is terminated by the Company by reason of disability or without cause, he resigns with good reason, or if a change in control occurs during his employment by the Company (each an "Incremental Vesting Date"). The Incremental Capstone is a lump-sum payment which is the actuarial equivalent of an annual benefit of $75,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing the first business day of the calendar month that follows the applicable Incremental Vesting Date, with a $37,500 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. $1.0 million of the Incremental Capstone (or if less, all of such Incremental Capstone) will be paid on the first anniversary of the Incremental Vesting Date, with any balance thereof paid on the first business day of the calendar month that follows the applicable Incremental Vesting Date. If Mr. Weiss dies prior to an Incremental Vesting Date and he then is and has remained married to his current spouse through his date of death, the Incremental Capstone shall not be paid and his spouse will be entitled to receive a lump-sum payment that is the actuarial equivalent of an annual benefit of $75,000 payable to her in equal monthly installments for her lifetime commencing on the first business day of the calendar month following Mr. Weiss’ death. If prior to the occurrence of a change in control, Mr. Weiss terminates his employment with the Company without good reason or if the Company terminates his employment for cause (provided that such termination is not by reason of his Delayed Retirement), neither Mr. Weiss nor his spouse will be entitled to receive any Incremental Capstone or survivor benefit.

Pursuant to the terms of the Weiss Agreement, Mr. Weiss will be eligible to receive an annual award under the Company’s Long Term Incentive Plan ("LTIP") equal to 200% of his base salary (the "LTI Award") beginning with the fiscal year ending June 30, 2010, subject to acceleration under certain circumstances. Half of the LTI Award shall be payable in cash. The remaining half shall be payable in a combination of restricted stock units, non-qualified stock options and cash, with the split between such equity and cash in the same proportion as other management members participating in the LTIP, currently 40% cash, 40% restricted stock units and 20% stock options. Upon a change in control of the Company, all the outstanding Plan LTI awards shall vest if Mr. Weiss remains continuously employed by the Company through such event.

The Weiss Agreement also provides for certain other payments upon a termination of employment and a change in control, as discussed in more detail in the Weiss Agreement.

The above summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement filed herewith as Exhibit 10.1 and is in its entirety incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 - Employment Agreement by and among Jeffrey Weiss, the Company and Dollar Financial Group, Inc., dated October 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

November 2, 2009	By:	/s/ Randy Underwood

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and among Jeffrey Weiss, the Company and Dollar Financial Group, Inc., dated October 30, 2009.